UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):
February 8, 2021

BGSF, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BGSF	NYSE

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 8, 2021, BGSF, Inc. (the “Company”), through its subsidiary BG Staffing, LLC, acquired substantially all of the assets, and assumed certain of the liabilities of Momentum Solutionz LLC, pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between BG Staffing, LLC, Momentum Solutionz LLC, and Lorne Kaufman and Jeff Servidio, the equity holders of Momentum Solutionz (the "Selling Persons"). The Company paid $3.78 million cash at closing, subject to a working capital adjustment. The Asset Purchase Agreement further provides for earn-out payments of up to an aggregate of $2.22 million, provided certain agreed upon performance targets are met over a two-year period following the acquisition date. The cash at closing was paid out of financing available under our existing credit facility led by BMO Harris Bank, N.A. The Selling Persons have guaranteed certain of Momentum Solutionz's obligations under the Asset Purchase Agreement. The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.

Momentum Solutionz provides IT consulting and managed services for organizations utilizing ERP systems. The IT consulting services include strategic planning, software selection, road mapping, cloud migration, and implementation of ERP systems. The IT managed services include optimization and maintenance of ERP systems. Momentum Solutionz provides services to clients throughout the United States in a variety of industries, including but not limited to hospitals, retail, universities and mid-size businesses.
The Asset Purchase Agreement is filed as Exhibit 2.1 hereto. The above description of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to Exhibit 2.1, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

Momentum Solutionz had unaudited revenues of approximately $3.0 million for the year ended December 31, 2020.

On February 9, 2021, the Company issued a press release in connection with the Asset Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of February 8, 2021, between BG Staffing, LLC, Momentum Solutionz LLC, Lorne Kaufman, and Jeff Servidio
99.1	Press release dated	February 9, 2021
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The Company hereby agrees to furnish a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGSF, INC.

Date:	February 11, 2021		/s/ Dan Hollenbach
		Name: Title:	Dan Hollenbach Chief Financial Officer and Secretary (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of February 8, 2021, between BG Staffing, LLC, Momentum Solutionz LLC, Lorne Kaufman, and Jeff Servidio
99.1	Press release dated	February 9, 2021